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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                          PAGE 1




                           SYBRON DENTAL SPECIALTIES

                                  JULY 29, 2003
                                 12:00 P.M. CDT



Moderator                  Ladies and gentlemen, thank you for standing by.
                           Welcome to the Third Quarter Earnings conference call. At this time all participant lines are in a listen-only mode. Later there will be an opportunity for questions and instructions will be given at that time. As a reminder, the call is being recorded.

                           I would now like to turn the conference over to your host, President and Chief Executive Officer, Mr. Floyd Pickrell. Please go ahead, sir.

F. Pickrell                Thank you, Rita, and good morning ladies and
                           gentlemen. Welcome to Sybron Dental Specialties' third quarter conference call. I'm Floyd Pickrell, Chief Executive Officer of Sybron Dental Specialties.
                           Joining me today on the call are Greg Waller, our Chief Financial Officer, and Nancy Carroll, our
                           Corporate Controller.



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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                          PAGE 2

                           I will begin this call by presenting a summary of the financial results of our third quarter and the operational highlights. I'll then ask Greg to comment in more detail on our financial results. I'll talk about our outlook for the fourth quarter, and then we'll be happy to answer any questions concerning the company's performance and the outlook going forward.

                           Now before proceeding, I'd like Greg to read our cautionary statement regarding forward-looking remarks. Greg.

G. Waller                  Thank you, Floyd. During this conference call, we may
                           make statements regarding our current views about future matters, such as the future financial performance of the company. These statements are forward-looking statements. They are based upon our current assumptions and expectations of future events that are subject to risk and uncertainty. Our actual results may differ materially from those presently anticipated.

                           In addition to any factors referred to specifically in connection with any forward-looking statement, a further list and description of the risks, uncertainties, and other matters that could cause our actual results to differ materially from our current expectations can be found in the filings made

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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                          PAGE 3

                           by the company from time to time with the SEC, including the cautionary factors section of Item 7 of the company's most recent annual report on Form 10-K and its periodic reports on Form 10-Q and any reports on Form 8-K.

                           We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

F. Pickrell                Thank you, Greg. We continued to see strong growth in
                           each of our major product areas during the third quarter. Overall revenues were $134.2 million, an increase of 12.5% over the $119.3 million in the prior year period.

                           Our internal growth rate was 5.7%, at the high end of our historical growth rates in the markets we serve. Our net income was $15 million or $0.38 per diluted share. This is an increase of approximately 26% over our pro forma net income of $11.9 million or $0.30 per diluted share last year.

                           Our pro forma results in 2002 exclude one-time charges related to the refinancing of our credit facility. (Editor's note: The one-time charges total $13 million.) Including a $13 million in pre-tax

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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                          PAGE 4

                           charges, our net income was $3.9 million or $0.10 per diluted share in the third quarter of fiscal 2002.

                           We continue to maintain our momentum in the orthodontics segment during the quarter, as our Ormco subsidiary generated organic growth rate of 6.4%. This is largely attributable to the strong demand for our high-end self-ligating titanium and aesthetic brackets. We continue to educate the marketplace about the advantages of our premium brackets, and as a result, we are seeing a steady stream of orthodontists switching from competing appliances.

                           We have exceptionally strong ammunition with which to attract more orthodontists to our brackets. For example, we've heard reports from orthodontists that the treatment time for a patient using our D2 self-ligating appliance system can be as much as six to twelve months less than the treatment time required for competing brackets.

                           Obviously, the patient benefits from using this bracket, but also it frees up the orthodontist to see more patients in the same amount of time. As a result, their practice can be much more efficient and ultimately more profitable. This is a powerful value proposition and more and more

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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                          PAGE 5

                           orthodontists are responding to it. It's also important to note that we have a patent on the design of our D2 appliance. We've also solved our production problems with our high-end brackets and we have now no production constraints at this time.

                           The other significant growth driver within the Ormco subsidiary is the endodontic product line, which continues to put up double-digit growth rates. We are successfully expanding our product offerings in this area, in particular, the diagnostic unit and apex locator that we launched in the second quarter has been very well received and a strong seller.

                           The sales reps we brought in last year to exclusively focus on endodontics have really done a great job for us.

                           As we indicated in our last call, we are starting to see the improvement in Ormco's gross margin that we expected. It was 57.7% in the quarter, which is lower than the 59.4% last year and an improvement over the 55.5% last quarter. The sequential quarter increase is largely attributable to working through over inventory that had been built at higher prices.

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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                          PAGE 6

                           Moving to the Kerr subsidiary, we continue to see healthy end markets and well balanced dealer inventories. This resulted in a solid internal growth rate of 5.2%. Just as notable, our sales on a sequential quarter basis were roughly equal, up just one percent to be specific, which is good evidence of the type of consistent order flow that we hope to achieve.

                           We've had an excellent year in terms of new product introductions at Kerr, and year to date in fiscal 2003 our new products have accounted for approximately 6% of its sales. In particular, our new LED curing light, our Point 4 Flowable composite, and the Toothprints Dental Identification System have sold very well.

                           It's been a little more than a half a year since we consolidated our infection prevention business under Kerr's management team, and we are very pleased with the results thus far. Since the consolidation, these products are being manufactured more efficiently, the accounts are receiving a better level of service, and we are seeing good sales growth in both the dental and medical segments. Year to date in fiscal 2003, sales of the Metrex product line are up 7% and operating income is up 24% with this product line.

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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                          PAGE 7

                           Kerr's gross margin was 53.8% compared to 54.6% in the prior year. As we mentioned in the last call, the year-to-date decline is attributable to a couple of factors. One, we have more equipment sales this year, which carry lower margins than consumable products, and two, the endodontic product line that Kerr used to sell were transferred to Ormco at the beginning of the year and those products carry higher margins.

                           During the quarter, Kerr also entered into an agreement to acquire Spofa Dental, which is a leading manufacturer of consumable dental supplies in the central and eastern European area.

                           From a strategic perspective, we have been looking for a way to meaningfully expand these markets and Spofa will provide a great vehicle for doing that. They have a well-established brand name and have captured a large share of the dental market in the Czech Republic, Bulgaria, and Slovakia. They also have a strong presence in the Ukraine, Romania, Poland, Russia, and Hungary.

                           We were attracted to Spofa because of its exclusive, well-trained sales organization that we think can do a great job of representing Kerr's products in these markets. They generated between $10 and $15 million

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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                          PAGE 8

                           in annual sales recently. Now that they will have Kerr's superior product line to offer their customers, we think there is a good opportunity to improve upon those sales numbers. This acquisition may also provide us with opportunities to move some manufacturing to lower cost facilities and reduce some of our distribution costs in these markets.

                           Given the expanding dental market in central and Eastern Europe, we believe these markets represent an important long-term growth vehicle for us, and we're very excited about expanding our presence in areas where we previously had only minimal representation.

                           We just received the required approval for this acquisition from the Czech Republic's Office for Protection and Competition, and we expect it to close during our fiscal fourth quarter. We expect that it will have minimal impact on the fourth quarter, but will be accretive within the first year of operations.

                           This concludes my overview of the third quarter. Greg Waller, our Chief Financial Officer, will now provide further financial commentary, and then I'll talk about our outlook going forward for the fourth quarter. Greg.

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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                          PAGE 9

G. Waller                  Thank you, Floyd. As we mentioned earlier, our net
                           sales this quarter were $134.2 million, which are an increase of 12.5% over the previous year. The breakdown of the sales growth is as follows: internal growth was 5% and favorable foreign currency translation accounted for the remaining sales increase. (Editor's note: Mr. Waller misspoke. The internal growth rate was 5.7%.)

                           Operating income was $29.3 million, making it 21.8% of net sales compared to $26.1 million last year. Earnings before interest, taxes, depreciation, and amortization or EBITDA was $32.4 million or 24.2% of sales. Our third quarter EBITDA was calculated by adding net income of $15 million, income taxes of $8.4 million, other expense of $5.9 million, and depreciation and amortization of approximately $3.1 million.

                           Cash flow from operations was $13 million in the quarter, which compares with $16.9 million in the previous year. Our cash flow from operations is a bit skewed this quarter due to a $10.3 million contribution that was made to the company's pension fund. This contribution became necessary when it lowered the assumed discount rate and the expected rate of return on our pension plan assets, which we did during the fiscal third quarter.
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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                         PAGE 10

                           In light of this, our reported cash flow from operations is not necessarily reflective of the true performance of the business during the quarter. Excluding this contribution, our cash flow from operations would have been $23.3 million.

                           The assumption for return on assets for our pension plan was lowered from 10% to 8.75%, and as a result of the lower interest rate environment, the assumed discount rate was reduced from 7.25% to 6%. With respect to our pension plan, it is important to note that our domestic accumulated benefit obligation was fully funded at the end of the quarter.

                           Our free cash flow was $10.5 million this quarter, which compares with $11.8 million in the third quarter of fiscal 2002. We define free cash flow as cash flows from operating activities minus capital expenditures. In the third quarter of fiscal 2002, our cash flow from operating activities was $16.9 million and our capital expenditures were $5.1 million.

                           In our third quarter of fiscal 2003, our cash flow from operating activities was $13 million and our capital expenditures were $2.5 million. Again, excluding the contribution of the pension plan, our free cash flow in the quarter would have been $20.8 million.


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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                         PAGE 11

                           It is also worth noting that we expect our full year capital expenditures to be lower than our initial expectations at $15 million. As part of our work with outside consultants, we have enhanced our process for analyzing potential capital investments and determined that we have good opportunities to increase the productivity of our current asset base.

                           We believe our current capacity and manufacturing capability are sufficient to support expected growth, and at least in the near term, our capital investment requirements will be lower than historical levels.

                           In addition, we continue to evaluate our production facilities on an ongoing basis to identify opportunities to enhance operations. Presently, more than 50% of our production hours take place in our lower cost facilities in Mexico. We are continuing to explore opportunities to shift more production down to Mexico, as well as to rationalize some operations.

                           Through efforts such as these we believe we've continued to maintain our strong gross margins, if not increase them over time.



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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                         PAGE 12

                           In the third quarter, the company's overall gross margin was the same as the previous quarter at 55.4% and lower than the 56.4% in the prior year. The year-over-year decrease is primarily attributable to equipment sales comprising a larger percent of the sales this year, which carry lower margins.

                           Our research and development expenditures were $2.1 million in the quarter compared with $2.8 million in the prior year period. During the third quarter of fiscal 2003, our R&D expenditures were roughly equivalent with our historical levels. However, some of our R&D efforts this quarter resulted in usable product that was then capitalized in inventory resulting in a credit to R&D expense. So the lower R&D expense this quarter on our P&L should not be taken as a reduction in our level of commitment to investing in R&D.

                           Our SG&A expenses before amortization were 33.3% of sales this quarter, a slight increase from the 32.8% in the previous quarter, but within the 33% to 34% range that we expect for the full year. There is one notable item related to SG&A. We are starting to incur a fairly healthy amount of expenses in association with Sarbanes-Oxley compliance efforts, both in terms of one-time costs as well as what will be ongoing expenses. We

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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                         PAGE 13


                           believe this will have a more pronounced effect starting with the fourth quarter of fiscal 2003.

                           We paid down $9.1 million in debt during the quarter. At June 30, 2003, our total debt outstanding was $304.6 million. The average interest rate on this debt was 6.6% during the quarter.

                           We continue to make progress on de-leveraging the company, and at June 30th our capital structure was 61.8% debt and 38.2% equity. By comparison a year ago, we were at 74.2% debt and 25.8% equity.

                           We finished the quarter with $19.9 million in cash and cash equivalents, down from $27.3 million at the end of the previous quarter. During the third quarter, we used $16.1 million for the acquisition of Spofa Dental, which is currently in escrow pending the closing of the transaction, paid down $9.1 million in debt and, as previously mentioned, contributed $10.3 million to the company's pension fund. Given that our cash and cash equivalence balance only decreased by $7.4 million in the quarter, this is good evidence of the strong cash flow we generated.

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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                         PAGE 14

                           We have also made good progress in reducing our tax rate, and in the quarter our effective tax rate was 36%. When we were spun out in December of 2000, our effective tax rate was 40.5%. We had a stated goal at that time to reduce our effective tax rate to 35.5% by 2005, and at this point we are ahead of our expectations.

                           We continue to see further improvements on our working capital management. Our inventory days decreased to 132 days in the quarter, down from 139 days at March 31, 2003. Our goal is to get down to 120 days of inventory over the next five quarters. I want to caution you though that while the trend is positive, there could be some fluctuation as we move towards our goal.

                           Our DSO in the quarter was 58.7 days, which compares to 57.3 days at the end of the previous quarter. This remains well within our target range of 55 to 62 days. (Editor's note: Mr. Waller misspoke. Our target range is 55 to 60 days.) As a reminder, variations within that range are largely a fluctuation of the revenue mix during a particular quarter. As we sell direct to the practitioners, our collection efforts cannot be aggressive due to the limited number of orthodontists. So anytime Ormco increases a percentage of our total revenue, we would expect to see our DSOs trend toward the higher end of that range.

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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                         PAGE 15

                           Once again, we have prepared two supplements for our second quarter results that illustrate our calculation of DSOs and inventory days. You can find these on our financial reports section of our investor relations Web site. The exact Web address in yesterday's press release.

                           We continue to have currency hedges in place through the fourth quarter of the next fiscal year. For the fourth quarter of this fiscal year, a Japanese yen hedge covers a notional amount of 180 million Japanese yen, with an average floor rate of 122 yen per dollar and an average ceiling rate of 118 yen per dollar.

                           For the next fiscal year, we have Japanese yen hedge coverage for a notional amount of 720 million Japanese yen, with an average floor rate of 118.6 yen per dollar and an average ceiling rate of 116 yen per dollar. (Editor's note: Mr. Waller misspoke. The average ceiling rate is 116.1 yen per dollar.)

                           For the fourth quarter of this fiscal year, our euro hedges cover a notional amount of 10.5 million euros with an average floor rate of $0.97 and an average ceiling rate of $1.02. For the next fiscal year, we have euro hedge coverage for a notional amount of 42 million euros, with an average floor rate of $1.05 and an average ceiling rate of $1.10.

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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                         PAGE 16

                           In total, we have approximately the same percentage of currency exposure covered by hedges for the first three quarters of fiscal 2004 than we had this year.

                           Our UK office was closed during the quarter as scheduled, and that country is now being serviced out of our Switzerland facility, as are France and Germany. Going forward, we expect to see modest expense saving and additional tax benefits from the consolidation of our European facilities.

                           Thank you very much for your interest in Sybron Dental Specialties. I will now turn the call back over to Floyd.

F. Pickrell                Thank you, Greg. In our fiscal fourth quarter, we
                           believe our revenues will range between $125 and $130 million. We also believe that our diluted earnings per share will range between $0.33 and $0.35. As Greg indicated, we will see some one-time expenses related to Sarbanes-Oxley compliance efforts that will occur in the quarter, and we also expect to see our R&D expense return to a more normalized level, at least in terms of how it impacts our P&L.

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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                         PAGE 17

                           From an overall perspective, we're very pleased with the trends that we are seeing in all of our business areas and we're excited about our growth opportunities. We clearly have some segments of the business that are growing faster than others, notably high-end orthodontic appliances, endodontics, infection prevention, and our curing light area, and we intend to continue capitalizing on the momentum we've built in these areas.

                           In particular, we believe there is a lot of upside with our high-end brackets. These brackets are still relatively new to the marketplace and we are still in the process of educating orthodontists about the advantages that they provide.

                           However, we are starting to see orthodontists begin to use the reduced treatment time resulting from our brackets as a marketing tool, and we think this could potentially have a positive impact on the overall growth rate of patients undergoing orthodontic treatment.

                           We're very pleased with the continued productivity of our R&D efforts, and we're very excited about the new products we have in the pipeline for both Kerr and Ormco. We see good opportunities to increase our market share as these products roll out.


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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                         PAGE 18

                           We also believe that international markets will be a key factor in our continued growth. Our international sales have been very strong this year with internal sales increasing by 6.5%, and we are taking steps to keep them at that high level. We think we will benefit from the increased presence and attractive markets that Spofa acquisition brings to us.

                           We will also be making our first meaningful focus on the European endodontic market in fiscal 2004. We have plans in place to expand our endodontic sales presence in Europe, which we believe should be very productive for us.

                           Finally, we intend to continue being active on the M&A front. We continue to have a good pool of prospects that are at a size where they can be easily digested, but can still represent meaningful growth for us.

                           So in summary, we believe we have excellent opportunities, both organically and through acquisitions, to continue generating the profitable growth to our shareholders.
                           That concludes our prepared remarks. We'd now be happy to answer any questions that you might have. Rita, if you could open up the call please.



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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                         PAGE 19

Moderator                  Thank you.  Our first question comes from the line of
                           Suey Wong, Robert W. Baird. Please go ahead.

S. Wong Floyd, could you talk about your projections for orthodontic market growth going forward this year and also talk about price trends there? Second, Greg, I think you mentioned about rationalizing lines. Could you talk about if it's going to be in Kerr or in Ormco?

F. Pickrell                Suey, so I understand your question, are you talking
                           our projections for the growth of the Ormco ... ?

S. Wong Right. Actually, the projections for the growth of the market and also for your Ormco business.

F. Pickrell                Okay.  As you know Suey, our market information for
                           ortho trails by at least six months. Based on the last data that we have, we think the ortho market on a consolidated basis is certainly growing within that 4% to 6% range that we've traditionally been used to.
                           I think that it will continue to be there on a go-forward basis.

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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                         PAGE 20

                           Regarding pricing trends, we've seen stability in the marketplace, which is to say that we still have fairly intensive price competition out there, but I think the market has adapted and there is nothing unusual that's occurred out there from our perspective.

S. Wong Okay. How about the rationalizing of the lines? Was that going to be in Ormco or is that Kerr?

F. Pickrell                I think what we're talking about, Suey, is you know
                           we have a number of manufacturing facilities, and we're constantly looking at opportunities to rationalize and take cost out of the business.
                           Basically, I think what we're referring to there, what Greg's referring to, I'll let Greg answer that, is we think we have an opportunity to take out a couple of our production facilities on a go-forward basis and consolidate them. As we identify those, we plan to do that. Greg, do you want to add anything to that?

G. Waller                  Yes.  Suey, we have 15 manufacturing sites worldwide,
                           and we do have an effort ongoing to ensure that we are producing our products in the most efficient manner possible. So the possibility exists that we could be rationalizing some of the smaller facilities in the future.



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                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                         PAGE 21

                           We've made no conclusions at this standpoint, but it is something that we're looking at, and anytime there is an opportunity to take costs out of the business we're going to go forward with it.

S. Wong Great. Thanks, and congratulations on a very strong quarter.

Moderator                  We have a question from the line of Bob Plezia, RJJP
                           Incorporated.

B. Plezia                  Could you comment on the status of the suit against
                           Align?

F. Pickrell                Other than to tell you that we have filed a patent
                           infringement suit against Align, that's really all I can say, Bob.

B. Plezia                  Okay.  Thank you.

F. Pickrell                You're welcome.

Moderator                  Next question, Valerie Braun from Baird.

V. Braun Can you talk about the tax rate? Do you expect it to stay at this level going forward or is it going to bounce back up?

                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                         PAGE 22

G. Waller                  No, we expect it to stay at this level. We're making
                           very good progress on our tax rate and 36% we're very pleased with. We brought it down 4.5 percentage points in the last three years, and I do not expect it to trend back up.

V. Braun Okay. Can you comment on your growth rates in the equipment area? I know you said that they were strong this quarter. Do you have a range for growth?

F. Pickrell                Valerie, we really don't have that answer available
                           to you, other than to say that our new LED curing light comprises the majority of the non-consumable growth that we have in the company and it has certainly been significant this year. That product has exceeded our expectations in the marketplace.

V. Braun                   Okay. Thank you.

Moderator                  There are no further questions at this time.

                                                       SYBRON DENTAL SPECIALTIES
                                                            HOST: FLOYD PICKRELL
                                                    JULY 29, 2003/12:00 P.M. CDT
                                                                         PAGE 23

F. Pickrell                Thank you, operator, and all of you that participated
                           in the call. We want to thank you for your continued interest in Sybron Dental Specialties and your continued support. Thank you very much.

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                           That does conclude your teleconference for today.
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